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EXHIBIT 10.3                  THE BISYS GROUP, INC.
                           Restricted Stock Agreement

Grantee:

Number of Restricted Shares:

Pursuant to The BISYS Group, Inc. 1999 Equity Participation Plan (the "Plan"), the Compensation Committee (the "Committee") of the Board of Directors of The BISYS Group, Inc. (the "Company") has granted to you the number of shares of the Company's Common Stock, $.02 par value ("Common Stock"), set forth above (the "Grant"), subject to the terms, conditions and restrictions set forth herein. Such number of shares (as such may be adjusted as described in Section 10 below) is herein referred to as the "Restricted Shares." The terms and conditions of this Grant are set forth below.

1.  Date of Grant. This Grant is granted to you effective [DATE].

2. Termination of Grant. Your right to any non-vested Restricted Shares shall expire and terminate upon termination of your employment with the Company for any reason.

3. Grant Price. No purchase price is required in connection with the Grant or vesting of the Restricted Shares.

4. Vesting Provisions. You shall vest in all rights of ownership in the Restricted Shares over a four-year period, twenty-five percent (25%) on each of the first four annual anniversaries of the Date of Grant.

5.  Additional Provisions Relating to the Grant.

    (a) The Committee, in its sole discretion subject to the terms of the Plan, may at any time accelerate the time at which the Restricted Shares may vest.

    (b) In the Event of a "change in control" of the Company (as defined below), all Restricted Shares granted hereunder shall automatically vest (to the extent not previously vested) as of the effective date of such change in control event. For the purposes hereof, "change in control" of the Company shall mean (i) a sale or other disposition of more than 50% of the outstanding Common Stock of the Company to an unrelated and unaffiliated third party purchaser, other than in connection with an underwritten public offering by the Company registered under the Securities Act of 1933, as amended, or (ii) a sale of substantially all of the assets of the Company (as determined by the Board of Directors of the Company) to an unrelated and unaffiliated third party purchaser.

    (c) You shall have voting rights on all non-vested Restricted Shares and receive as compensation (subject to the withholding of applicable taxes) an amount equal to the dividends, if any, that otherwise would have been payable to you had you been vested in such Restricted Shares on the Date of Grant.

6. Tax Issues. Unless you have made an election pursuant to Section 83(b) of the Code for the immediate recognition of income attributable to the Grant of Restricted Shares, at the time of vesting of Restricted Shares you will recognize as taxable ordinary income (compensation income), an amount equal to the "Fair Market Value" of that portion of the Restricted Shares vesting on such vesting date. The obligation of the Company to deliver Shares to you upon the vesting of Restricted Shares shall be subject to the withholding and your payment of all applicable Federal, state and local taxes. If the amount includible in your income as a result of the vesting of Restricted Shares is subject to withholding, you may satisfy the withholding tax, in whole or in part, by electing to have the Company withhold and transfer to it Shares otherwise issuable to you upon vesting sufficient to satisfy the applicable withholding taxes. Such Shares shall be valued, for this purpose, at their "Fair Market Value" on the vesting date (defined as the last sale price of a share of Common Stock on the most

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    recent trading day prior to the vesting date). Unless you otherwise notify the Company by written notice to the General Counsel and Secretary at least 10 days prior to the vesting date that you are electing to pay the applicable taxes by check payable to the Company or, having given the required notice, you fail to make such payment at least three days prior to such vesting date, the Company is hereby authorized to withhold and transfer to the Company the number of Shares necessary to satisfy the minimum applicable tax withholding requirements at the time(s) you vest in the Restricted Shares.

    If you make an election under section 83(b) of the Code for the immediate recognition of income attributable to the award of Restricted Shares, you shall inform the Company by notice to the Company's General Counsel and Secretary in writing within 10 days of the filing of such election with the Internal Revenue Service. The amount includible in your income as a result of such election shall be subject to applicable federal, state and local withholding requirements, which shall be paid by you in cash and may not be satisfied by the withholding of any Restricted Shares.

7. Transferability of Restricted Shares. The Restricted Shares will be evidenced by book-entry form in the Company's records. Certificates evidencing vested Restricted Shares or the electronic transfer of vested Restricted Shares to the your account shall be made by your written instruction to the Company's General Counsel and Secretary. In the event that either you or your estate fail to give written instruction to the Company with respect to the issuance of vested Restricted Shares within 180 days following termination of your employment, certificates will be issued in your name to your last known address. You may not assign, transfer or pledge, in whole or in part, Restricted Shares subject to the Grant in which you are not vested (other than by will or the laws of descent and distribution).

8. Restrictive Covenants. Reference is made to a certain restrictive covenants agreement between you and the Company previously or simultaneously entered into in connection with the grant of stock options to you or entered into simultaneously herewith in connection with this Grant (the "Restrictive Covenants Agreement"). You hereby reaffirm the contents of such Restrictive Covenants Agreement and you acknowledge and agree that the grant of the Restricted Shares hereby constitutes consideration for your undertakings and agreements set forth in the Restrictive Covenants Agreement. Notwithstanding anything to the contrary expressly set forth or implied herein, in the event that you at any time violate any of the provisions of the Restrictive Covenants Agreement, your right to that portion of the non-vested Restricted Shares shall thereupon terminate as of the date of any such violation.

9. Representations. You further represent and warrant that it is your responsibility to understand the Federal, state and local income tax consequences of this Grant to you and the vesting of the Restricted Shares. In addition, you understand that the Company may be required to withhold Federal, state or local taxes in respect of any compensation income realized by you as result of the vesting of any Restricted Shares granted hereunder. In the event that the Company is required to withhold any such taxes, you hereby agree to the transfer of vested Restricted Shares or to provide the Company with cash funds sufficient to satisfy the total Federal, state and local taxes required to be so withheld. It is understood that all matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Company.

10. Adjustments.

    (a) Subject to paragraph (b) below, if the total outstanding shares of Common Stock of the Company shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, combination or exchange of shares or declaration of any dividends payable in stock, then the Committee shall appropriately adjust the number of Restricted Shares evidenced in the books and records of the Company, subject in all cases to any limitations of the Code.

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    (b) Notwithstanding the foregoing, in the event of:

        i. any offer to holders of Common Stock generally relating to the acquisition of their shares including, without limitation, through purchase, merger, consolidation or otherwise, or

        ii. any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, subject to Section 5(b),

        the Committee may make such adjustment, as it deems equitable in respect of this Grant, provided that there is no material adverse effect to you. Any such determination by the Committee shall be effective and binding for all purposes of this Agreement.

11. Continuation of Employment. Neither the Plan nor this Grant shall confer upon you any right to continue in the employ of the Company or any subsidiary or limit in any respect the right of the Company or any subsidiary to terminate your employment at any time.

12. Plan Documents. This Grant is qualified in its entirety by reference to the provisions of the Plan applicable to "Restricted Shares", which are hereby incorporated herein by reference.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not be in any way be affected or impaired thereby.

Please acknowledge receipt of this Restricted Stock Agreement by signing both copies of this Agreement in the space provided below and returning it promptly to the Company's General Counsel and Secretary.

                                               THE BISYS GROUP, INC.

                                               By:  ____________________________
                                                    Name:
                                                    Title:

ACCEPTED AND AGREED TO
AS OF [DATE]

___________________
Grantee

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